EXHIBIT 10.1

Form of Grant Agreement for

Special Retention Award of Restricted Stock Units

under the Mattel, Inc. 2005 Equity Compensation Plan

This is a Grant Agreement between Mattel, Inc. (“Mattel”) and [            ] (the “Holder”).

Recitals

Mattel has adopted the 2005 Equity Compensation Plan (the “Plan”) for the granting to selected employees of awards based upon shares of Common Stock of Mattel. In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors (the “Committee”) has approved the execution of this Grant Agreement between Mattel and the Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.

Restricted Stock Units

1. Grant. Mattel grants to the Holder the number of restricted stock units (the “Units”) based on shares of Common Stock set forth in the Notice of Grant of Special Retention Award of Restricted Stock Units (the “Notice”) attached hereto as the cover page of this Grant Agreement, subject to adjustment, forfeiture and the other terms and conditions set forth below and in any Addendum to this Grant Agreement (where applicable), as of the effective date of the grant (the “Grant Date”) specified in the Notice. Mattel and the Holder acknowledge that the Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to Mattel after the Grant Date, for which the Holder will otherwise not be fully compensated, and which Mattel deems to have a value at least equal to the aggregate par value of the shares, if any, that the Holder may become entitled to receive under this Grant Agreement, and (b) will, except as provided in Section 4 hereof, be forfeited by the Holder if the Holder’s Severance occurs before they vest, and are subject to cancellation if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.

2. Dividend Equivalent Rights. The Units are granted with Dividend Equivalent rights, as set forth in this Section 2. As of the payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the Grant Date and before all of the Units are settled or forfeited as set forth below, the Holder shall receive a cash payment with respect to the outstanding Units held by the Holder that have not yet been settled or forfeited on such record date (the “Then-Outstanding Units”), in an amount equal to the cash dividend or distribution that would have been paid or distributed to the Holder had the Then-Outstanding Units been actual shares of Common Stock outstanding on the applicable record date; provided, that the Committee shall determine whether a payment shall be made with respect to a dividend or distribution made in connection with an event described in Section 16 of the Plan (whether or not an adjustment under Section 16 of the Plan is made to the Units in connection with that event), and the amount of any such payment; and the Committee shall determine whether a payment shall be made with respect to a dividend or distribution with respect to the Common

Stock in the form of Common Stock or other property other than cash, and the amount of any such payment.

3. Normal Vesting. One-hundred percent (100%) of the Units shall vest on the fifth anniversary of the Grant Date unless the Holder’s Severance has occurred before such date, and subject to Section 6 below.

4. Consequences of Severance. The consequences of the Holder’s Severance before the fifth anniversary of the Grant Date and before a Change in Control shall be as follows:

(a) in the case of a Severance as a result of the Holder’s death or Disability at least six months after the Grant Date, one-hundred percent (100%) of the Units shall vest as of the date of Severance;

(b) in the case of a Severance as a result of a termination by the Company other than for Cause or a termination by the Holder for Good Reason at least six months after the Grant Date, one-hundred percent (100%) of the Units shall vest as of the date of Severance; and

(c) in all other cases, one-hundred percent (100%) of the Units shall be forfeited as of the date of Severance.

For purposes of this Grant Agreement, the terms “Cause,” “Good Reason” and “Disability” shall have the meanings set forth in [the employment agreement, if any].

5. Change in Control. If a Change in Control occurs prior to the Holder’s Severance, the Units shall not vest in accordance with the terms of Section 17 of the Plan and shall instead be subject to the following:

(a) If the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Units will not be honored or assumed, or new rights that substantially preserve the terms of the Units substituted therefor, by the Holder’s employer (or the parent of such employer) immediately following the Change in Control, one-hundred percent (100%) of the Units shall vest as of the date of the Change in Control.

(b) If the Committee determines that the Units have been assumed by the Holder’s employer (or the parent of such employer) and the Holder incurs a Severance following the Change in Control, Section 4 above shall apply.

6. Termination, Rescission and Recapture. The Holder specifically acknowledges that the Units and any Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 18 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Units and/or the recapture of any Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such Common Stock. Except as provided in the next sentence, as a condition of the vesting and settlement of Units, the Holder will be required to certify that he is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 18 of the Plan) and, if a Severance has occurred, to state the name and address of his then-current employer or any entity for which the Holder performs business services and his title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 18 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Severance of the Holder that occurs within the 18-month period after a Change in Control.

7. Consequences of Vesting. Upon the vesting of a Unit, Mattel shall settle each Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock as of the date of such vesting (the “Settlement Date”), as Mattel may in its sole discretion determine (and Mattel may settle some Units in Common Stock and some in cash), subject to Section 9 below. In the case of Units settled by delivery of Common Stock, Mattel shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or Common Stock to be delivered in settlement of vested Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Holder’s Heir”).

8. Code Section 409A. Mattel believes that the Units do not constitute “deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”). If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable to ensure that the Units will not be subject to Section 409A, or alternatively to ensure that they comply with Section 409A, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.

9. Tax Withholding. The Company shall withhold from the cash and/or Common Stock delivered in settlement of Units shares of Common Stock having a Fair Market Value, on the Settlement Date, and/or cash, equal to the amount necessary to satisfy the minimum required withholding, if any, of any income tax, social tax, or other taxes (but rounding up to the nearest whole number of shares). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (a) satisfy such obligation by causing the forfeiture of a number of Units having a Fair Market Value, on such earlier date, equal to the amount necessary to satisfy the minimum required amount of such withholding, or (b) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion.

10. Compliance with Law.

(a) No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(b) If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

11. Assignability. Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or other testamentary disposition or by the laws of descent and distribution, any attempt to assign the Units before they vest and are settled shall be of no effect.

12. Certain Corporate Transactions. In the event of certain corporate transactions, the Units shall be subject to adjustment as provided in Section 16 of the Plan.

13. No Additional Rights.

(a) Neither the granting of the Units nor their vesting or settlement shall (i) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

(b) The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (iii) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

(c) Without limiting the generality of subsections (a) and (b) immediately above and subject to Section 4 above, if the Holder’s employment with the Company terminates, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Units or under the Plan which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

14. Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Units unless and until shares of Common Stock have been issued in settlement thereof.

15. Data Privacy Waiver. By accepting the grant of the Units, the Holder hereby agrees and consents to:

(a) the collection, use, processing and transfer by the Company of certain personal information about the Holder (the “Data”);

(b) any members of the Company transferring Data amongst themselves for the purposes of implementing, administering and managing the Plan;

(c) the use of such Data by any such person for such purposes; and

(d) the transfer to and retention of such Data by third parties in connection with such purposes.

For purposes of subsection (a) above, “Data” means the Holder’s name, home address and telephone number, date of birth, other employee information, any tax or other identification number, details of all rights to acquire Common Stock granted to the Holder and of Common Stock issued or transferred to the Holder pursuant to the Plan.

16. Compliance with Plan. The Units and this Grant Agreement are subject to, and Mattel and the Holder agree to be bound by, the terms and conditions of the Plan, as it shall be amended from time to time, and the rules, regulations and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan shall adversely affect the Units or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.

17. Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.